UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2006
Penford Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11488	91-1221360
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7094 South Revere Parkway,
Centennial, Colorado		80112-3932
(Address of principal executive offices)		(Zip Code)
303-649-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into Material Definitive Agreement
Item 9.01: Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 1.01: Entry into Material Definitive Agreement
At the Annual Meeting of Shareholders held on January 24, 2006, the shareholders of Penford Corporation (the “Company”) approved the Penford Corporation 2006 Long-Term Incentive Plan (the “2006 Incentive Plan”).
General Information
The purposes of the 2006 Incentive Plan are: to enhance stockholder value and financial performance by attracting, retaining and motivating the Company’s employees, consultants and directors; to encourage stock ownership by employees, consultants and directors by providing an opportunity to acquire an ownership interest in the Company; and to provide both performance rewards and long-term incentives for future contributions to the success of the Company.
The Board of Directors of the Company believes that long-term incentive compensation is essential to attract, retain and motivate individuals to enhance the likelihood of the Company’s future success. In addition, the 2006 Incentive Plan permits awards with flexible terms that will allow the Company to better align equity incentive compensation with increases in shareholder value. The flexibility of the 2006 Incentive Plan in types and specific terms of awards will allow future awards to be based on then-current objectives for aligning compensation with shareholder value.
The following is a summary of the material terms of the 2006 Incentive Plan and is qualified in its entirety by reference to the 2006 Incentive Plan.
Summary of the 2006 Incentive Plan
Administration
The Executive Compensation and Development Committee (the “Committee”) will administer the 2006 Incentive Plan. The Committee will have full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2006 Incentive Plan. In addition the Committee has the authority to interpret the 2006 Incentive Plan and the awards granted under the plan, and establish rules and regulations for the administration of the plan. The Committee may delegate the administration of the plan to one or more subcommittees consisting of members of the Committee or other independent directors. The Committee may delegate to one of the executive officers the ability to grant awards under the plan, provided that the grant of awards is made in accordance with parameters established by the Committee.
Eligible Participants
Any employee, officer, consultant or director providing services to the Company or to any affiliate of the Company, who is selected by the Committee, is eligible to receive awards under the 2006 Incentive Plan.
Shares Available for Awards
The aggregate number of shares of the Company’s common stock (“Common Stock”) that may be issued as awards under the 2006 Incentive Plan will include 20,476 shares of Common Stock that are not subject to a grant under the 1994 Stock Option Plan (the “1994 Plan”), shares previously granted under the 1994 Plan which are subsequently forfeited or not exercised, and an additional 800,000 shares of Common Stock. The aggregate number of shares of Common Stock with respect to awards which may be granted to any one participant under the 2006 Incentive Plan is 400,000. The number of shares authorized to be granted under the 2006 Incentive Plan as incentive stock options is 800,000. The Committee may adjust the aggregate number of shares reserved for issuance under the plan in the case of a stock dividend or other distribution, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2006 Incentive Plan.
If any shares of Common Stock subject to any award or to which an award relates, granted under the 1994 Plan or the 2006 Incentive Plan, are forfeited, become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the 2006 Incentive Plan.

The aggregate number of shares of Common Stock that may be issued under the 2006 Incentive Plan will be reduced by 1.5 for each share delivered in settlement of any award of restricted stock, restricted stock unit or stock appreciation right (“SAR”) and one share for each share delivered in settlement of an option.
Types of Awards and Terms and Conditions
The 2006 Incentive Plan permits the grant of the following awards:
•	nonqualified stock options

•	incentive stock options

•	restricted stock

•	restricted stock units

•	stock appreciation rights

•	performance based cash awards
Awards may be granted alone, in addition to, or in combination with any other award granted under the 2006 Incentive Plan.
•	Stock Options
The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee in shares of Common Stock having a fair market value on the exercise date equal to the exercise price.
•	Restricted Stock and Restricted Stock Units
The holder of restricted stock will own shares of Common Stock subject to any restrictions imposed by the Committee (including for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) and subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with the Company until such future date).
The awards of restricted stock and restricted stock units that are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the attainment of performance goals relating to the performance criteria selected by the Committee. Performance goals must be based solely on one or more of the following business criteria: cash flow; earnings per share; earnings before interest, taxes, and amortization; return on equity; total shareholder return; share price performance; return on capital; return on assets or net assets; revenue; revenue growth; earnings growth; operating income; operating profit; profit margin; return on operating revenue; return on invested capital; market price; customer satisfaction; operating efficiency; or productivity.
•	Stock Appreciation Rights
Participants may be granted tandem SARs (consisting of SARs with underlying options) and stand-alone SARs. The holder of a tandem SAR is entitled to elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option in exchange for the receipt of a cash payment equal to the excess of the fair market value on the surrender date over the aggregate exercise price payable for such shares. The holder of stand-alone SARs will be entitled to receive the excess of the fair market value (on the exercise date) over the exercise price for such shares.
•	Performance Based Cash Awards
The holder of performance based cash awards will be granted the right to a cash payment subject to restrictions imposed by the Committee and subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The maximum performance based cash award that may be granted to any one participant in any one taxable year may not exceed $800,000.

The awards of performance based cash awards are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the attainment of performance goals relating to the performance criteria selected by the Committee. Performance goals must be based solely on one or more of the business criteria listed above under “Restricted Stock and Restricted Stock Units”.
Termination of Employment
Unless otherwise provided in an award agreement, vested equity based awards granted under the 2006 Incentive Plan will expire, terminate, or otherwise be forfeited as follows:
•	three (3) months after the date of termination of a participant’s employment, other than in the circumstances described below;

•	upon termination of a participant for Cause (as defined in the 2006 Incentive Plan);

•	twelve (12) months after the date on which a participant suffers Disability (as defined in the 2006 Incentive Plan); and

•	twelve (12) months after the death of a participant if such participant’s employment had not previously been terminated.
Duration, Termination and Amendment
The 2006 Incentive Plan will terminate on January 24, 2016, unless terminated by the Board or the Committee earlier, or extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2006 Incentive Plan prior to the expiration may extend beyond the end of such period through the award’s normal expiration date.
The Board, and the Committee, may generally amend or terminate the plan as determined to be advisable. Shareholder approval may also be required for certain amendments when required by the Internal Revenue Code, the rules of The Nasdaq Stock Market, Inc., or rules of the Securities and Exchange Commission. The Board or the Committee has specific authority to amend the plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the plan or any award agreement.
Prohibition on Repricing Awards
Without the approval of the Company’s shareholders, no option or SAR may be amended to reduce its exercise price or grant price and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price.
Transferability of Awards
Unless otherwise provided by the Committee, awards under the 2006 Incentive Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose.
The Plan is listed as Exhibit 10.1 to this report.
Item 9.01: Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.1	Penford Corporation 2006 Long-Term Incentive Plan (filed as Appendix A to Registrant’s Proxy Statement filed with the Commission on December 20, 2005)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penford Corporation (Registrant)

January 26, 2006	/s/ Steven O. Cordier
Steven O. Cordier
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Penford Corporation 2006 Long-Term Incentive Plan (filed as Appendix A to Registrant’s Proxy Statement filed with the Commission on December 20, 2005)